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                                                                   Exhibit 10.24

                       CYPRESS BIOSCIENCE, INC. LETTERHEAD

February 1, 2002

Fresenius HemoCare GmbH
Adsorber Technology Division
Frankfurther Str. 6-8
D-66606 St. Wendel
Germany
Attn:    Mr. Yorck Schmidt

Fresenius HemoCare, Inc.
6675 185/th/ Avenue NE, Suite 100
Redmond, WA  98052
Attn: Linxian Wu

Re:  Amended and Restated License Agreement

Dear Mr. Schmidt Mr. Wu:

This letter agreement (the "Letter Amendment") serves to amend certain provisions of the Amended and Restated License Agreement (the "Original Agreement") dated January 19, 2001 among Cypress Bioscience, Inc., a Delaware corporation (the "Licensor"), Fresenius Hemocare, Inc., a Delaware corporation (the "Licensee"), and Fresenius Hemocare Gmbh, a company organized under the laws of the Federal Republic of Germany ("Fresenius GmbH"). Licensor, Licensee and Fresenius GmbH (collectively referred to herein as the "Parties") agree to amend and restate the provisions in the Original Agreement as described below. All other provisions in the Original Agreement shall remain in full force and effect.

        (1) The definition of "License Fee Period" shall now read "License Fee Period" means the seven (7) Contract Year period commencing as of the Effective Date.

        (2) Section 10.2(b) shall now read, "Notwithstanding Section 10.2(a), the License Fee shall be deemed to cover all royalties with respect to Unit Sales of the Product during the License Fee Period, and Licensor shall not be entitled to any additional royalties during such License Fee Period, notwithstanding the Final Payment (as defined in Section 10.3(a) below)."

        (3) Section 10.2(c) shall now read, "Licensor shall not be entitled to any royalties or payments with respect to sales of Alternative Products during the License Fee Period."

        (4) Section 10.3(a) shall now read, "Licensor shall be entitled to one final payment in US dollars (the "Final Payment"), due within ninety (90) days of end of the License Fee Period, calculated as follows:

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                 (i)    If aggregate Unit Sales of the Product over the License
Fee Period are less than 35,000 Units, then no Final Payment shall be due Licensor.

                 (ii) If aggregate Unit Sales of the Product over the License Fee Period are greater than 35,000 Units but less than 50,000 Units, then the Final Payment due Licensor shall be US$1,000,000.

                 (iii) If aggregate Unit Sales of the Product over the License Fee Period are greater than 50,000 Units, then the Final Payment due Licensor shall be US$2,000,000.

                 Upon receipt by Licensor in full of the Final Payment, Licensor shall have no right to future revenues or royalties resulting from Unit Sales of the Product thereafter. The Final Payment, if any such payment is due to Licensor pursuant to Sections 10.3(a)(i) or 10.3(a)(ii), shall be payable on January 30, 2008."

        (5)      Sections 10.5(b), 10.5(c) and 10.5(d) shall be deleted.

        (6) Section 12.2(a) shall now read "Licensee shall provide quarterly statements to Licensor on the 30/th/ day following the conclusion of each calendar quarter during the term of this Agreement. Each such statement shall present, for the quarter to which such statement relates, total Unit Sales by territory for such quarter."

        (7) Section 16.3(a)(vii) shall now read, "Licensee and Fresenius GmbH shall not be entitled to any refund or repayment of any portion of the License Fee or the Final Payment, if any, under any circumstances."

In addition, in connection with the execution of this Letter Amendment, Licensor agrees to reimburse Licensee and Fresenius GmbH for legal fees incurred in connection with the negotiation and execution of this Letter Amendment; provided, however, that such fees shall not exceed US$5,000.

Sincerely,

CYPRESS BIOSCIENCE, INC.

/s/ John Bonfiglio
----------------------------------
Dr. John Bonfiglio
Chief Operating Officer and
Executive Vice President

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Acknowledged and Agreed to by:

FRESENIUS HEMOCARE GmbH

By: /s/ Yorck Schmidt
   ---------------------------------
Name:   Dr. York Schmidt
        ----------------------------
Its:    President and CFO
        ----------------------------


By: /s/ Wolfgang Hockh
   ---------------------------------
Name:   Dr. Wolfgang Hockh
        ----------------------------
Its:    Vice President
        ----------------------------


FRESENIUS HEMOCARE, INC.

By: /s/ Linxian Wu
    --------------------------------
     Linxian Wu
     President

cc:      Robert Grauman, Esq, O'Melveny & Myers
         Roland Kirsten, Fresenius Aktiengesellschaft
         Dr. Jay Kranzler, Cypress Bioscience, Inc.
         Fred Muto, Esq, Cooley Godward LLP
         Denise Woolard, Esq, Cooley Godward LLP
         Dan Kleeburg, Ernst & Young